UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2022

ARES ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39972	98-1538872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor
New York, New York	10167
(Address of principal executive offices)	(Zip Code)

(310) 201-4100 (Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-fifth of one redeemable warrant	AAC.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	AAC	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AAC WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

Business Combination Agreement

On December 5, 2022 (the “Signing Date”), Ares Acquisition Corporation, a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“AAC”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), among AAC, X-Energy Reactor Company, LLC, a Delaware limited liability company (“X-energy”) and, solely for purposes of Section 1.01(f), Section 6.25 and Article IX of the Business Combination Agreement, each of The Kamal S. Ghaffarian Revocable Trust (the “Trust”), IBX Company Opportunity Fund 1, LP, a Delaware limited partnership (“IBX Fund 1”), IBX Company Opportunity Fund 2, LP, a Delaware limited partnership (“IBX Fund 2”), IBX Opportunity GP, Inc., a Delaware corporation (“IBX GP”), GM Enterprises LLC, a Delaware limited liability company (“GM Enterprises” and, together with the Trust, IBX Fund 1, IBX Fund 2, IBX GP and GM Enterprises, each, a “Series A Party” and collectively, the “Series A Parties”), and X-Energy Management, LLC, a Delaware limited liability company (“Management LLC”). The transactions contemplated by the Business Combination Agreement are referred to as the “Business Combination.” AAC and X-energy are individually referred to as a “Party” and, collectively, the “Parties.”

Following the time of the closing (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) of the Business Combination, the combined company will be organized in an umbrella partnership C corporation structure, in which substantially all of the assets and the business of the combined company will be held by X-energy. The combined company’s business will continue to operate through X-energy and its subsidiaries. In connection with the Closing, AAC will change its name to “X-Energy, Inc.” (such company after the Closing, “New X-energy”).

The Business Combination Agreement and the Business Combination were approved by the boards of directors of each of AAC (including, in the case of the AAC, the special committee of the board of directors (the “Special Committee”)) and X-energy.

The Business Combination is expected to close in the second quarter of 2023, following the receipt of the required approval by AAC’s shareholders and the fulfillment of other customary closing conditions.

The Domestication

AAC will, subject to obtaining the required shareholder approvals and at least one day prior to the Closing Date, deregister as a Cayman Islands exempted company and transfer by way of continuation to and domesticate as a corporation incorporated under the laws of the State of Delaware (the “Domestication”).

Immediately prior to the Domestication, each of the then issued and outstanding Class B ordinary shares of AAC, par value $0.0001 per share (each, a “Cayman Class B Share”), will convert automatically, on a one-for-one basis, into a Class A ordinary share of AAC, par value $0.0001 per share (each, a “Cayman Class A Share”) (the “Sponsor Share Conversion”). In connection with the Domestication: (i) each of the then issued and outstanding Cayman Class A Shares will convert automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of AAC (after the Domestication) (the “New X-energy Class A Common Stock”); (ii) each of the then issued and outstanding warrants representing the right to purchase one Cayman Class A Share will convert automatically into a warrant to acquire one share of New X-energy Class A Common Stock pursuant to the related warrant agreement (each warrant, a “New X-energy Warrant”); and (iii) each of the then issued and outstanding units of AAC will be canceled and each holder will be entitled to one share of New X-energy Class A Common Stock and one-fifth of one New X-energy Warrant.

The Recapitalization

Immediately prior to the Closing, X-energy will effectuate a recapitalization (the “Recapitalization”) whereby all outstanding equity securities of X-energy will be converted or exchanged into common units (each, an “X-energy Common Unit” and collectively, the “X-energy Common Units”) and unvested earn out units (each, an “Earn Out Unit” and collectively, the “Earn Out Units”), as applicable.

The Business Combination and Consideration

In connection with the Closing:

(i)

X-energy and AAC will enter into an amended and restated Limited Liability Company Operating Agreement of X-energy (the “A&R Operating Agreement”), to, among other things, permit the issuance and ownership of the post-Recapitalization equity of X-energy as contemplated by the Business Combination Agreement and to admit AAC as the managing member of X-energy; and

(ii)

AAC will file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation (the “A&R Charter”). The A&R Charter will, among other things, set forth the rights and preferences of the equity interests of New X-energy. In particular, the A&R Charter will provide that (i) each share of New X-energy Class A Common Stock will have one vote per share and economic rights, (ii) each share of Class B common stock of New X-energy, par value $0.0001 per share (“New X-energy Class B Common Stock”), will have one vote per share and no economic rights, (iii) each share of Class C common stock of New X-energy, par value $0.0001 per share (“New X-energy Class C Common Stock”), will have ten votes per share and no economic rights and (iv) each share of Class D common stock of New X-energy, par value of $0.0001 per share (“New X-energy Class D Common Stock”), will have ten votes per share and economic rights.

Pursuant to the Business Combination Agreement, New X-energy will issue or cause to be issued to: (a) each member of X-energy (each, a “Member” and collectively, the “Members”), a number of shares of New X-energy Class B Common Stock or New X-energy Class C Common Stock, as applicable, in each case, equal to the number of X-energy Common Units held by such Member as of and on the Closing Date, in exchange for the payment to New X-energy by such Member of adequate consideration (in each case, not to exceed a per-share price equal to the par value per share of the New X-energy Class B Common Stock or New X-energy Class C Common Stock, as applicable) (the “X-energy Equity Holders Subscription Amount”), pursuant to individual subscription agreements to be entered into between each X-energy equityholder and New X-energy; (b) Management LLC, a number of shares of New X-energy Class A Common Stock and Unvested Earn Out Shares (as defined below) to be issued pursuant to a contribution agreement (the “Contribution Agreement”); and (c) each Series A Party, a number of shares of New X-energy Class D Common Stock to be issued pursuant to the Contribution Agreement.

The aggregate consideration to be received in respect of the Business Combination by the Members and any other holders of equity securities of X-energy (excluding the holders of any equity securities that by their terms will not convert into X-energy Common Units at or prior to the Closing) shall be equal to the Aggregate Consideration (as defined in the Business Combination Agreement), the Earn Out Units and, following consummation of the transactions contemplated by the Contribution Agreement (including the contribution of an equal number of Earn Out Units to AAC), the shares of New X-energy Class A Common Stock issued to Management LLC pursuant to the Contribution Agreement that will, following issuance, be subject to vesting and potential forfeiture on the same terms as the Sponsor Earn Out Securities (as defined below) (the “Unvested Earn Out Shares”).

Pursuant to the Business Combination Agreement, AAC will contribute to X-energy an amount in cash (the “Available Closing Cash”) equal to the sum of (without duplication): (a) all amounts in the AAC trust account, less (i) amounts required for the redemptions of Cayman Class A Shares by AAC’s current shareholders and (ii) transaction expenses of X-energy and AAC, plus (b) the aggregate proceeds, if any, actually received by AAC from the PIPE Investment (as defined in the Business Combination Agreement), plus (c) all other cash and cash equivalents of AAC, determined in accordance with GAAP as of 11:59 p.m. Eastern Time on the day immediately preceding the Closing Date, plus (d) the X-energy Equity Holders Subscription Amount in exchange for: (x) a number of X-energy Common Units equal to the number of shares of New X-energy Class A Common Stock outstanding as of the Closing; (y) a number of warrants of X-energy (the “X-energy Warrants”) equal to the number of New X-energy Warrants outstanding as of the Closing; and (z) if applicable, a number of securities issued by X-energy to AAC having terms and provisions substantially similar to the terms and provisions of any Alternative Financing Securities (as defined in the Business Combination Agreement) equal to the number of corresponding Alternative Financing Securities outstanding as of the Closing.

Member Earn-Out

As part of the Recapitalization, up to 25,000,000 Earn Out Units will be earned, released and delivered upon satisfaction of the following milestones: (i) 12,500,000 Earn Out Units will vest to the Members and, solely with respect to the Earn Out Units held by AAC following the consummation of the transactions contemplated by the Contribution Agreement, AAC, if, within the Earn Out Period (as defined below), the volume weighted average closing sale price of New X-energy Class A Common Stock equals or exceeds $12.50 per share for a period of at least twenty days out of thirty consecutive trading days ending on the trading day immediately prior to the date of determination (“Triggering Event I”); and (ii) 12,500,000 Earn Out Units will vest to the Members and, solely with respect to the Earn Out Units held by AAC following the consummation of the transactions contemplated by the Contribution Agreement, AAC, if, within the Earn Out Period, the volume weighted average closing sale price of New X-energy Class A Common Stock equals or exceeds $15.00 per share for a period of at least twenty days out of thirty consecutive trading days ending on the trading day immediately prior to the date of determination (“Triggering Event II”).

If, following the Closing and prior to the third anniversary of the Closing, there is a Change of Control (as defined in the Business Combination Agreement), then Triggering Event I and Triggering Event II shall be deemed to occur and the Earn Out Units shall vest to the Members and, solely with respect to the Earn Out Units held by AAC following the consummation of the transactions contemplated by the Contribution Agreement, AAC. If a Change of Control occurs following the third anniversary of the Closing and prior to the expiration of the Earn Out Period that results in the holders of New X-energy Class A Common Stock receiving a per share price greater than or equal to $12.50 or $15.00, respectively, then immediately prior to the consummation of such Change of Control, to the extent not previously paid, then Triggering Event I or Triggering Event II will be deemed to have occurred, as applicable, and the Earn Out Units shall vest to the Members and, solely with respect to the Earn Out Units held by AAC following the consummation of the transactions contemplated by the Contribution Agreement, AAC.

Upon the vesting of any Earn Out Units, each of the applicable Members will be issued an equal number of shares of New X-energy Class B Common Stock or New X-energy Class C Common Stock, as applicable, in exchange for the payment to New X-energy of adequate consideration (in each case, not to exceed a per-share price equal to the par value per share of such New X-energy Class B Common Stock or New X-energy Class C Common Stock, as applicable).

The “Earn Out Period” means the time period beginning on the Closing Date and ending on the date that is the five-year anniversary of the Closing Date (inclusive of the first and last day of such period).

Governance

The Parties have agreed to take all necessary action, including causing the current directors of AAC to resign, so that effective at the Closing, the board of directors of New X-energy (the “New X-energy Board”) will consist of a number of individuals (appointed in accordance with New York Stock Exchange (“NYSE”) rules) not to exceed nine individuals in the aggregate. Subject to the terms of AAC’s organizational documents, the A&R Charter and the bylaws of New X-energy upon Domestication, AAC and X-energy shall take all such action within their power as may be necessary or appropriate such that immediately following the Closing Date, the New X-energy Board shall initially include such director nominees to be designated by X-energy pursuant to written notice to be delivered to X-energy as soon as reasonably practicable following the Signing Date, in each case, subject to X-energy’s obligations under the definitive documentation with respect to the issuance and sale of X-energy’s Series C-2 Convertible/Exchangeable Promissory Notes pursuant to the Securities Purchase Agreement, dated on or about the Signing Date, by and among X-energy and the investors party to such agreement (the “Funded Permitted Financing”). Such obligations include the nomination to the New X-energy Board of two directors designated by the Investor (as defined below), with the election of such individuals to be effective upon the Closing.

Representations and Warranties; Covenants

The Parties have made customary representations, warranties, and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of AAC and X-energy prior to the Closing Date. In addition, AAC has agreed to adopt an equity incentive plan prior to the Closing Date, as described in the Business Combination Agreement.

In connection with the foregoing, AAC, through its board of directors and the Special Committee, shall recommend to AAC’s shareholders the approval of the Transaction Proposals (as defined below). Notwithstanding the foregoing, at any time prior to, but not after, receipt of the approval of the Transaction Proposals by AAC’s shareholders, the board of directors of AAC and the Special Committee may withdraw, amend, qualify or modify its recommendation to AAC’s shareholders that they vote in favor of the Transaction Proposals (a “Modification in Recommendation”), if they shall have concluded in good faith, after consultation with their outside legal advisors and financial advisors, that the failure to make a Modification in Recommendation would be a breach of their fiduciary duties under applicable law. AAC’s obligations to establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of AAC’s shareholders shall not be affected by any Modification in Recommendation.

Conditions to Each Party’s Obligations

The obligations of AAC and X-energy to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions, including without limitation: (i) the adoption or approval, as applicable, by AAC’s shareholders (the “AAC Shareholder Approval”) of: (A) the Business Combination Agreement in accordance with applicable law and exchange rules and regulations; (B) the Domestication; (C) the A&R Charter and the bylaws of New X-energy upon Domestication, including any separate or unbundled advisory proposals as are required to implement the foregoing; (D) approval of the issuance of shares of New X-energy Common Stock (as defined in the Business Combination Agreement) as required by NYSE listing rules; (E) the adoption by AAC of the Equity Incentive Plan (as defined in the Business Combination Agreement); (F) the election of members of the New X-energy Board; (G) any other proposals as the U.S. Securities and Exchange Commission (the “SEC”) (or staff members of the SEC and NYSE) may indicate are necessary in its comments to the registration statement on Form S-4 (the “Registration Statement”) to be filed by AAC or correspondence; (H) adoption and approval of any other proposals as reasonably and mutually agreed to by the Parties to be necessary or appropriate in connection with the Business Combination; and (I) adjournment of AAC’s shareholders’ meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, any of the foregoing (such proposals in clauses (A) through (H), together, the “Transaction Proposals”); (ii) any applicable waiting period or any extension of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (and the rules and regulations promulgated under such Act) in respect of the Business Combination being expired or earlier terminated, and all other consents of (or filings or registrations with) any governmental authority required in connection with the execution, delivery and performance of the Business Combination Agreement being obtained, expired or otherwise terminated, as applicable; (iii) the Registration Statement becoming effective; (iv) conditional approval of the listing of the New X-energy Class A Common Stock on the NYSE, subject to satisfaction of the round lot holders requirement for initial listing; (v) the accuracy of the representations and warranties of each Party and the performance of the covenants and agreements of the Parties subject, in each case, to customary standards; and (vi) the completion of the Domestication.

The obligations of X-energy to consummate the Business Combination are also subject to the Available Purchaser Closing Cash (as defined in the Business Combination Agreement) being no less than an amount equal to $120,000,000 minus the aggregate amounts actually funded in connection with one or more capital raising transactions entered into on or after the Signing Date and prior to January 15, 2023 on substantially the same terms as the Funded Permitted Financing.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, (i) by mutual written consent of AAC and X-energy; (ii) by AAC or X-energy if the Closing has not occurred on or before February 4, 2023 (or such later date if any extension to the deadline by which AAC must complete an initial business combination is approved by AAC’s shareholders); (iii) by X-energy, if at any time prior to the receipt of AAC Shareholder Approval, the board of directors of AAC or the Special Committee has amended, qualified, withdrawn or modified its recommendation to AAC’s shareholders that they vote in favor of the Transaction Proposals; and (iv) by X-energy if the AAC Shareholder Approval is not obtained by AAC after the conclusion of the extraordinary general meeting of AAC’s shareholders held for the purpose of voting on the Transaction Proposals.

The foregoing description of the Business Combination Agreement, the Business Combination and the related transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference in this Current Report on Form 8-K. The Business Combination Agreement contains representations, warranties and covenants that the Parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about AAC or X-energy. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the Parties, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions of such representations, warranties, covenants and agreements, as characterizations of the actual state of facts or condition of any Party. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in AAC’s public disclosures.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, AAC entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”) with X-energy, Ares Acquisition Holdings LP (the “Sponsor”) and each of AAC’s independent directors (the “AAC Independent Directors,” collectively with the Sponsor, the “Purchaser Support Parties”), pursuant to which the Purchaser Support Parties agreed to, among other things: (i) vote in favor of adoption of the Transaction Proposals; (ii) vote against any Alternative Transaction (as defined in the Business Combination Agreement) and any merger agreement or merger other than the Transaction Proposals, the Business Combination Agreement and the Business Combination; (iii) vote against any change in the business, management or board of directors of AAC (other than in connection with the Transaction Proposals or pursuant to the Business Combination Agreement or ancillary agreements); and (iv) vote against any proposal, action or agreement that would: (A) impede, interfere, frustrate, prevent or nullify any provision of the Sponsor Support Agreement, the Business Combination Agreement or the Business Combination; (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of AAC under the Business Combination Agreement; (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled; (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Purchaser Support Party in the Sponsor Support Agreement; or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, AAC. Each officer and director of AAC previously entered into a letter agreement with AAC in connection with AAC’s initial public offering, pursuant to which they agreed to vote any AAC ordinary shares held by them in favor of the Business Combination. If at any time following the Signing Date and until the termination of the Business Combination Agreement, the board of directors of AAC and the Special Committee effect a Modification in Recommendation, then the obligations to vote or consent in accordance with the foregoing clauses (i)-(iv), (x) with respect to the Purchaser Support Parties other than the Sponsor, shall cease to apply and (y) with respect to the Sponsor, shall automatically be deemed to be modified such that the Sponsor will vote or provide its consent with respect to its Cayman Class B shares in the same proportion to the votes cast or consent provided, as applicable, of AAC’s public shareholders.

Pursuant to the Sponsor Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement and the liquidation of X-energy, no Purchaser Support Party shall (subject to limited and customary exceptions), without the prior written consent of X-energy: (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Cayman Class B Shares or Cayman Purchaser Warrants (together, the “Sponsor Subject Securities”); (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any Sponsor Subject Securities; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii).

Pursuant to the Sponsor Support Agreement, each Purchaser Support Party agreed to waive, subject to the consummation of the Business Combination, all anti-dilution rights with respect to the rate that the Cayman Class B Shares convert into the Cayman Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

In addition, pursuant to the Sponsor Support Agreement, a certain number of each Purchaser Support Party’s respective pro rata share of the Sponsor Subject Securities shall be surrendered to AAC for cancellation. During the Earn Out Period, fifty percent (50%) of the remaining (a) shares of Class A Common Stock of AAC following the Domestication (the “Domesticated AAC Class A Common Stock”) and (b) warrants to acquire one share of Domesticated AAC Class A Common Stock (clauses (a) and (b), collectively, the “Sponsor Earn Out Securities”) held by the Purchaser Support Parties will vest as follows: (i) upon the occurrence of Triggering Event I, fifty percent (50%) of the Sponsor Earn Out Securities will vest to the Purchaser Support Parties in accordance with each Purchaser Support Party’s respective pro rata share; and (ii) upon the occurrence of Triggering Event II, fifty percent (50%) of the Sponsor Earn Out Securities will vest to the Purchaser Support Parties in accordance with each Purchaser Support Party’s respective pro rata share. If, following the Closing and prior to the third anniversary of the Closing, there is a Change of Control, Triggering Event I and Triggering Event II shall be deemed to occur and the Sponsor Earn Out Securities shall vest. If a Change of Control occurs following the third anniversary of the Closing and prior to the expiration of the Earn Out Period that results in the holders of New X-energy Class A Common Stock receiving a per share price greater than or equal to $12.50 or $15.00, respectively, then immediately prior to the consummation of such Change of Control, to the extent not previously paid, Triggering Event I or Triggering Event II will be deemed to have occurred, as applicable, and the Sponsor Earn Out Securities shall vest. The per share price received by the holders of New X-energy Class A Common Stock shall be based on the value of the cash, securities or in-kind consideration being delivered in respect of such New X-energy Class A Common Stock, as determined in good faith by the New X-energy Board. Such per share price shall be adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends, including any dividend or distribution of securities convertible into New X-energy Class A Common Stock, extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to New X-energy Class A Common Stock occurring on or after the Closing.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.1, and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Member Support Agreement

Concurrently with the execution of the Business Combination Agreement, certain Members entered into the Member Support Agreement (the “Member Support Agreement”), pursuant to which such Members have agreed to, among other things, vote (or act by written consent): (a) to approve and adopt the Business Combination Agreement and the consummation of the Business Combination, including the Recapitalization; (b) against any Alternative Transaction or any proposal relating to an Alternative Transaction; (c) against any merger agreement or merger (other than the Business Combination Agreement and the Business Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by X-energy; (d) against any change in the business, management or board of directors of X-energy (other than pursuant to the Business Combination Agreement or the ancillary agreements); and (e) against any proposal, action or agreement that would: (A) impede, interfere, frustrate, prevent or nullify any provision of the Member Support Agreement, the Business Combination Agreement or the Business Combination; (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of X-energy under the Business Combination Agreement; (C) result in any of the closing conditions of the Business Combination Agreement not being fulfilled; (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Member contained in the Member Support Agreement; or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, X-energy.

Pursuant to the Member Support Agreement, until the earliest of the Closing, termination of the Business Combination Agreement and the liquidation of X-energy, no Member party to the Member Support Agreement shall (subject to limited and customary exceptions), without the prior written consent of X-energy and AAC: (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Company Units (as defined in the Business Combination Agreement); (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of any Company Units; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii).

In addition, each Member party to the Member Support Agreement has agreed not to commence, join in, facilitate, assist or encourage, and has agreed to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against AAC, X-energy or any of their respective successors or directors: (a) challenging the validity of, or seeking to enjoin the operation of, any provision of the Member Support Agreement; or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Member Support Agreement, the Business Combination Agreement or the Business Combination.

The foregoing description of the Member Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of Member Support Agreement, a copy of which is included as Exhibit 10.2, and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Tax Receivable Agreement

At the Closing, New X-energy will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with X-energy and certain members of X-energy (the “TRA Holders”). Pursuant to the Tax Receivable Agreement, among other things, New X-energy will be required to pay to each TRA Holder 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the increases in tax basis resulting from any exchange of X-energy Common Units for New X-energy Class A Common Stock or cash in the future, certain existing tax attributes and certain other tax benefits arising from payments under the Tax Receivable Agreement. In certain cases, New X-energy’s obligations under the Tax Receivable Agreement may accelerate and become due and payable, based on certain assumptions, upon a change in control and certain other termination events, as defined in the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Tax Receivable Agreement, a copy of which is included as Exhibit D to the Business Combination Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K.

A&R Operating Agreement

In connection with the Business Combination, X-energy will amend and restate its limited liability company agreement by adopting the A&R Operating Agreement. The A&R Operating Agreement will (i) permit the issuance and ownership of the post-Recapitalization equity of X-energy as contemplated by the Business Combination Agreement and (ii) admit AAC as the managing member of X-energy. The Members will control New X-energy immediately after the Closing by virtue of their ownership of New X-energy Class B Common Stock, New X-energy Class C Common Stock, and New X-energy Class D Common Stock, as applicable.

The foregoing description of the A&R Operating Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of A&R Operating Agreement, a copy of which is included as Exhibit C to the Business Combination Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Lock-Up Agreements

Sponsor Lock-Up Agreement

At the Closing, the Purchaser Support Parties and New X-energy will enter into a Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the Purchaser Support Parties and its permitted assigns will agree not to, without the prior written consent of the New X-energy Board, prior to the date that is one year after the Closing Date (the “Lock-Up Period”): (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act (as defined in the Business Combination Agreement) with respect to: (a) any shares of New X-energy Class A Common Stock the Purchaser Support Parties received upon conversion of its Cayman Class B Shares in connection with the Domestication; and (b) New X-energy Warrants received upon conversion of its AAC private placement warrants in connection with the Domestication (or the shares of New X-energy Class A Common Stock issuable upon exercise of such warrants) (the securities specified in clauses (a) and (b), collectively, the “Sponsor Lock-Up Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Sponsor Lock-Up Shares; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii). The Sponsor Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members or the exercise of certain stock options and warrants.

X-energy Lock-Up Agreement

At the Closing, New X-energy, certain equityholders of X-energy (the “Lock-Up Holders”) will enter into a Lock-Up Agreement (the “X-energy Lock-Up Agreement”), pursuant to which the Lock-Up Holders will agree not to, without the prior written consent of the New X-energy Board, prior to the Lock-Up Period: (i) sell, offer to sell, contract or agree to sell, hypothecate or pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to: (a) any shares of New X-energy Class A Common Stock; or (b) any securities convertible into, or exercisable, redeemable or exchangeable for, New X-energy Class A Common Stock held by such holder immediately after the consummation of the Business Combination (the shares of New X-energy Class A Common Stock and securities specified in clauses (a) and (b), collectively, the “Lock-Up Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares; (iii) take any action in furtherance of any of the matters described in the foregoing clauses (i) or (ii); or (iv) publicly announce any intention to effect any transaction specified in the foregoing clauses (i) or (ii). The X-energy Lock-Up Agreement provides for certain permitted transfers, including but not limited to, transfers to certain affiliates or family members or the exercise of certain stock options and warrants.

The foregoing description of each of the Sponsor Lock-Up Agreement and X-energy Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of Sponsor Lock-Up Agreement, a copy of which is included as Exhibit F-1 to the Business Combination Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K and (ii) the form of X-energy Lock-Up Agreement, a copy of which is included as Exhibit F-2 to the Business Combination Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Amended and Restated Registration Rights Agreement

At the Closing, AAC, the Sponsor and certain securityholders of X-energy will enter into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the Sponsor and such other securityholders will be granted certain customary registration rights, on the terms and subject to the conditions in the A&R Registration Rights Agreement, with respect to securities of New X-energy that they will hold following the Business Combination.

The foregoing description of the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of A&R Registration Rights Agreement, a copy of which is included as Exhibit E to the Business Combination Agreement (attached as Exhibit 2.1), and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Commitment Letter

On December 5, 2022, AAC and X-energy entered into a commitment letter (the “Commitment Letter”) with AAC Holdings II LP (the “Investor”), an affiliated vehicle of Ares Management Corporation (“Ares”). On the terms and subject to the conditions set forth in the Commitment Letter and the summary of terms attached to the Commitment Letter, the Investor has committed to purchase in a private placement, to close immediately prior to the closing of the Business Combination, 45,000 shares of Series A preferred stock of AAC (the “Series A Preferred Stock”) for a purchase price of $1,000.00 per share, resulting in gross proceeds to AAC of $45.0 million (the “PIPE Commitment”) as such amounts may be reduced as described below.

The PIPE Commitment will be reduced on a dollar-for-dollar basis by the amount by which (i) the sum of (A) the amount of cash available in the trust account established in connection with AAC’s initial public offering (the “Trust Account”) immediately prior to the Closing, less amounts required for any redemptions of Class A common stock by AAC’s public shareholders in connection with the vote to approve the Business Combination (any such redemptions, the “Redemptions”) (to the extent not already paid); plus (B) the aggregate proceeds, if any, actually received by AAC in connection with any Permitted Financing (as defined in the Business Combination Agreement) prior to January 15, 2023, exceeds (ii) $400.0 million. Any such reduction in the PIPE Commitment shall be applied to reduce the Investor’s obligation under the Commitment Letter. In no event shall any reduction to the PIPE Commitment exceed $25.0 million in the aggregate. X-energy and the Investor may also mutually agree to reduce the amount of the PIPE Commitment.

If AAC enters into subscription or similar agreements with one or more unaffiliated third-party investors (the “Other Investors”) pursuant to which the Other Investors agree to purchase from AAC shares of Class A common stock, shares of one or more series of preferred stock, or convertible debt securities or any other security convertible into or exchangeable or exercisable for equity securities AAC (such securities, the “Alternative Securities”) substantially concurrently with the Closing, then the obligations of the Investor under the PIPE Commitment will be null and void. In such event, the Investor will enter into a subscription or similar agreement on the same terms and conditions as the Other Investors to purchase Alternative Securities having an aggregate purchase price of $45,000,000 (subject to the same reduction described above).

Notwithstanding the foregoing, at any time prior to January 15, 2023, the Investor may elect to participate in the Funded Permitted Financing in lieu of purchasing the Series A Preferred Stock pursuant to the PIPE Commitment or Alternative Securities as provided above.

The obligation of the Investor to fund the PIPE Commitment will terminate automatically and immediately upon the earliest to occur of: (a) the termination of the Business Combination Agreement; (b) the closing of the Business Combination; (c) other than a claim by the Company against the Investor or the Guarantor (as defined below) for the remedies expressly permitted by Section 17 of the Commitment Letter (and then, subject to the terms and conditions of the Commitment Letter), the Company or any of its affiliates or any other person claiming by, through or for the benefit of any of them, directly or indirectly, instituting any legal proceeding or bringing any other claim, against the Investor, and any of its affiliates, or any of their respective representatives; and (d) such time as the Investor or its affiliates or designees has purchased $75.0 million or more in aggregate principal amount of X-energy’s Series C-2 Convertible/Exchangeable Promissory Notes in the Funded Permitted Financing.

An investment vehicle affiliated with Ares (the “Guarantor”) has provided X-energy with a limited guaranty in favor of X-energy, dated December 5, 2022, with respect to certain of the Investor’s obligations under the Commitment Letter.

The foregoing description of the PIPE Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the PIPE Commitment Letter, a copy of which is included as Exhibit 10.3, and the terms of which are incorporated by reference in this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of New X-energy pursuant to the Business Combination Agreement is incorporated by reference in this Current Report on Form 8-K. The shares of New X-energy Class A Common Stock that may be issued upon conversion of the Series A Preferred Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

Item 7.01.	Regulation FD Disclosure.

On December 6, 2022, AAC and X-energy issued a joint press release announcing their entry into the Business Combination Agreement. The press release is furnished as Exhibit 99.1 and incorporated by reference into this Item 7.01.

Furnished as Exhibit 99.2 and incorporated into this Item 7.01 by reference is the investor presentation that AAC and X-energy have prepared for use in connection with the Business Combination.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

In connection with the Business Combination, AAC will file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a preliminary proxy statement/prospectus to be distributed to holders of AAC’s ordinary shares in connection with AAC’s solicitation of proxies for the vote by AAC’s shareholders with respect to the Business Combination and other matters as described in the Registration Statement, as well as a prospectus relating to the offer of securities to be issued to X-energy equityholders in connection with the Business Combination. After the Registration Statement has been filed and declared effective, AAC will mail a copy of the definitive proxy statement/prospectus, when available, to its shareholders. The Registration Statement will include information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to AAC’s shareholders in connection with the Business Combination. AAC will also file other documents regarding the Business Combination with the SEC. Before making any voting decision, investors and security holders of AAC and X-energy are urged to read the Registration Statement, the proxy statement/prospectus contained therein, and all other relevant documents filed or that will be filed with the SEC in connection with the Business Combination as they become available because they will contain important information about the Business Combination.

Investors and security holders will be able to obtain free copies of the Registration Statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by AAC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by AAC may be obtained free of charge from AAC’s website at www.aresacquisitioncorporation.com or by written request to AAC at Ares Acquisition Corporation, 245 Park Avenue, 44th Floor, New York, NY 10167.

Forward Looking Statements

This Current Report on Form 8-K and certain of the exhibits hereto contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Business Combination, including statements regarding the benefits of the Business Combination, the anticipated timing of the Business Combination, the markets in which X-energy operates and X-energy’s projected future results. X-energy’s actual results may differ from its expectations, estimates and projections (which, in part, are based on certain assumptions) and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Although these forward-looking statements are based on assumptions that X-energy and AAC believe are reasonable, these assumptions may be incorrect. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted in connection with any proposed business combination; (2) the inability to complete any proposed business combination or related transactions; (3) inability to raise sufficient capital to fund our business plan, including limitations on the amount of capital raised in any proposed business combination as a result of redemptions or otherwise; (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete any business combination; (5) the risk that any proposed business combination disrupts current plans and operations; (6) the inability to recognize the anticipated benefits of any proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain key employees; (7) costs related to the proposed business combination; (8) changes in the applicable laws or regulations; (9) the possibility that X-energy or X-Energy, Inc. may be adversely affected by other economic, business, and/or competitive factors; (10) the ongoing impact of the global COVID-19 pandemic; (11) economic uncertainty caused by the impacts of the conflict in Russia and Ukraine and rising levels of inflation and interest rates; (12) the ability of X-energy to obtain regulatory approvals necessary for it to deploy its small modular reactors in the United States and abroad; (13) whether government funding and/or demand for high assay low enriched uranium for government or commercial uses will materialize or continue; (14) the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium; (15) X-energy’s business with various governmental entities is subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities and may be negatively or positively impacted by any change thereto; (16) X-energy’s limited operating history makes it difficult to evaluate its future prospects and the risks and challenges it may encounter; and (17) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by X-energy, AAC or X-Energy, Inc. with the SEC.

The foregoing list of factors is not exhaustive. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AAC’s Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, the proxy statement/prospectus related to the transaction, when it becomes available, and other documents filed (or to be filed) by AAC from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These risks and uncertainties may be amplified by the conflict between Russia and Ukraine, rising levels of inflation and interest rates and the ongoing COVID 19 pandemic, which have caused significant economic uncertainty. Forward-looking statements speak only as of the date they are made. Investors are cautioned not to put undue reliance on forward-looking statements, and X-energy and AAC assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by securities and other applicable laws.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

AAC and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from AAC ’s shareholders, in favor of the approval of the proposed transaction. For information regarding AAC’s directors and executive officers, please see AAC’s Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and the other documents filed (or to be filed) by AAC from time to time with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Business Combination may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of December 5, 2022, by and among Ares Acquisition Corporation, X-Energy Reactor Company, LLC and, solely for purposes of Section 1.01(f), Section 6.25 and Article IX of the Business Combination Agreement, each of The Kamal S. Ghaffarian Revocable Trust, IBX Company Opportunity Fund 1, LP, IBX Company Opportunity Fund 2, LP, IBX Opportunity GP, Inc., GM Enterprises LLC, and X-Energy Management, LLC.

10.1†	Sponsor Support Agreement, dated December 5, 2022, by and among Ares Acquisition Holdings, L.P., Ares Acquisition Corporation, X-Energy Reactor Company, LLC, Ares Acquisition Holdings L.P., Stephen Davis, Kathryn Marinello and Felicia Thornton.

10.2	Member Support Agreement, dated December 5, 2022, by and among Ares Acquisition Corporation, the persons set forth on Schedule I thereto and X-Energy Reactor Company, LLC.

10.3	Commitment Letter, dated as of December 5, 2022, by and among Ares Acquisition Corporation, X-Energy Reactor Company, LLC and AAC Holdings II LP.

99.1	Press Release, dated December 6, 2022.

99.2	Investor Presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2022

ARES ACQUISITION CORPORATION

By:	/s/ David B. Kaplan
Name:	David B. Kaplan
Title:	Chief Executive Officer and Co-Chairman